SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

December 31, 2015

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Suite 2200, Miami, Florida 33131
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

PLEASANT KIDS, INC.

2600 West Olive Ave., 5F, Burbank, CA 91505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

PART I

Note about Forward-Looking Statements

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include the risks noted under “Item 1A Risk Factors.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

ITEM 1. BUSINESS

Item 1.01.  Consummation of a definitive material agreement.

Effective December 31, 2015, we completed a merger with our wholly-owned subsidiary by filing Articles of Merger with the Florida Secretary of State, Division of Corporations. On January 5, 2016, we filed Articles of Correction amending an oversight in the original Articles of Merger, which had been filed on December 30, 2015. A copy of the Articles of Correction and the Corrected Articles of Merger are annexed hereto. In connection with this merger, we filed a Corporate Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”) requesting that our name be changed to Next Group Holdings, Inc. and that our symbol be changed to NEXT. As of the date of this 8-K, FINRA is still processing the Corporate Action Notification Form.

Item 1.02.  Next Group Holdings and its subsidiaries.

Next Group Holdings, Inc. (“Next Group Holdings”, the “Company”, or “we”) is a corporation formed under the laws of Florida, which, through its operating subsidiaries, engages in the business of using proprietary technology and certain licensed technology to provide innovative telecommunications, mobility, and remittances solutions to unserved, unbanked, and emerging markets.

The Company’s subsidiaries are Next Mobile 360 LLC (100%), a limited liability company formed under the laws of Florida (“Next Mobile”), Meimoun & Mammon, LLC (100%), a limited liability company formed under the laws of Florida (“M&M”), NxtGn, Inc. (65%), a corporation formed under the laws of Florida (“NxtGn”), and Next CALA, Inc. (94%), a corporation formed under the laws of Florida (“Next CALA”).

The corporate structure of Next Group Holdings is illustrated below.

Item 2. Business Description

Item 2.01.  Business Description

Next Group Holdings, through its operating subsidiaries, engages in the business of using proprietary technology and certain licensed technology to provide innovative telecommunications mobility and remittances solutions in emerging markets. The Company’s web address is NEXTGROUPHOLDINGS.COM.

Next Mobile is a mobile virtual network operator (or “MVNO”) which engages in the business of providing NextMobile360™ branded mobile phones and prepaid voice, text, and data mobile phone services to a customer based currently consisting of approximately 2,500 subscribers located in the United States.  Next Mobile operates this business pursuant to contracts with Sprint Corporation which allow Next Mobile to use Sprint’s network infrastructure to operate a virtual telecommunications network and provide voice, text, and data services of essentially the same quality as those Sprint provides to its own retail subscribers. Next Mobile’s web address is NEXTMOBILE360.COM.

M&M is a wholesale provider of domestic and international long distance voice, text, and data telephony services to carriers in the United States and throughout the world. M&M holds International and Domestic Section 214 licenses issued by the Federal Communications Commission, and operates the NextMobile360™ mobile virtual network and provides NextMobile360™ products and services through its wholly-owned subsidiary Next Mobile.

Next CALA promotes and distributes to its customers Next CALA-branded Prepaid Visa® General Purpose Reloadable (“GPR”) prepaid cards, bearing the Next CALA Debit™ and Visa® logos.  Next CALA Prepaid Card® GPR cards are provided under licensing and operating agreements with prepaid industry-leaders IHFL and ITCFL, which are affiliated corporations and each of which is indirectly a wholly-owned subsidiary of InComm Holdings, Inc., and The Bancorp Bank pursuant to a license from Visa USA, Inc., which act as program manager and in clearing house and banking capacities in transactions involving the cards.  The Bancorp Bank is a member of the FDIC.  The Next CALA Prepaid Visa® GPR cards are distributed and serviced for Next CALA by ITC Financial

Licenses, Inc., a licensed Money Transmitter as defined by the New York State Department of Financial Services. The maximum load amount per registered Next CALA Prepaid Visa® is $10,000. Next CALA cards are accepted wherever Visa Debit® cards are accepted, and can be used for transactions including ATM withdrawals and other ATM functions, remittances, bill payments, mobile-banking, virtual digital wallet functions, and purchasing at retail locations, online, and over the phone, along with ACH Direct Deposit, since each Next CALA Prepaid Visa® GPR card comes with a routing number and unique account number, and is FDIC insured and can be used anywhere the Visa® logo is accepted.  Customers can load cash value into their Next CALA Prepaid Visa® GPR cards via automated bank-to-bank direct deposit or anywhere in the Vanilla Reload Network, which includes more than 50,000 retail locations in the United States, including most Walmart, Walgreens, CVS, Dollar General, and 7-Eleven stores. The Next CALA Prepaid Visa® GPR cards offer reloads 24 hours per day, and free customer service. Based on projections by industry experts and MasterCard, the Company believes that the prepaid card market is expanding rapidly and will reach approximately $421 billion in the United States and approximately $822 billion worldwide by 2017. The Company believes that the popularity of prepaid card solutions for both banked and unbanked consumers is driven by the prepaid card’s unique ability to solve almost any payment need, and by the fact that prepaid cards democratize electronic payments and remittances for those outside the traditional banking system. Next CALA promotes the Next CALA Prepaid Visa® GPR card enrollments through, among other things, loyalty and incentive programs, including offering Next CALA Rewards™, which include providing new Next CALA subscribers reloadable international and domestic long distance telephone calling cards with initial balances of $5.00, which Next CALA subscribers can use to make international or domestic long distance voice or HD video calls, or to send text messages, to loved ones or others. These long distance telephony services are provided by Next Mobile and M&M.  Next CALA’s web address is NEXTCALA.COM.

NxtGn is a software company which designs, develops, produces, markets, and provides its clients robust, switchless, scalable, high density, high performance call processing engines and worldwide telephony networks intended to give clients proprietary and sustainable competitive advantages in efficiency, stability, security, flexibility, and costs, allowing them to deliver premium quality voice, video, and data services at above-average profit margins. Developed in a 50/50 joint venture (the “Joint Venture”) with industry-leader Telarix, Inc., NxtGn’s product AVYDA Powered by Telarix™ is a robust high definition telepresence platform that allows users to connect using their mobile phones, tablets, and personal computers, to health care and educational applications, entertainment and other special events, and is fully compatible with iOS, Android, and Cisco TelePresence operating systems. AVYDA Powered by Telarix™ technology allows HD video conferencing connections point-to-multipoint, with up to 10,000 concurrent calls per session border control (SBC). The joint venture’s AVYDA Powered by Telarix™ product is marketed throughout the world for the Joint Venture by the Telarix sales force.  Under NxtGn’s formation documents, including its articles, by-laws, and shareholders’ agreement, as well as related instruments, agreements, and licenses, NxtGn and the Next Group Holdings have the options, under certain terms and conditions, to acquire from their current owners all of the 35% of the issued and outstanding shares of NxtGn not currently owned by Next Group Holdings.  Under the formation documents and other applicable instruments and agreements, NxtGn has the option to acquire from Vitco LLC, US IP Series, a limited liability company formed under the laws of Delaware (“Vitco”), in consideration for $5,000,000 of our common stock valued at the highest asking price on the day of the exercise of the option (the “Option Price”), all title, rights and interests in certain proprietary and, in some instances, patented technology and intellectual property currently owned by Vitco, including Inbound SIP Signaling Server technology, Outbound SIP Signaling Server technology, Packet Cable Accounting Server technology, RADIUS Accounting Server technology, Real-time Call Information Server technology,  Routing Application Server technology, Signaling Monitoring & Analysis Server technology, and H.323 Signaling Server technology (collectively, the “Optioned Technology’), as well as all of Vitco’s issued and outstanding shares of NxtGn (the “Optioned NxtGn Shares”). The Optioned Technology is currently licensed to NxtGn on a royalty-free basis under provisions of NxtGn’s formation documents and other applicable instruments and agreements.  The Optioned Technology is essential to the operation of certain functions of NxtGn’s AVYDA Powered by Telarix™ products. Vitco is currently the owner of 25% of the issued and outstanding shares of NxtGn. NxtGn’s web address is NXTGN.NET.

Investments in Next Group Holdings and its Subsidiaries.  Over the past five years, our capital expenditures, including capital expenditures by our predecessor affiliates or predecessors in interest, invested in these technology platforms, products, and services, have exceeded $4,000,000. We believe the Company’s technology capabilities and unique range of products and services, as well as its rewards and incentives products, and its relationships with key industry leaders, give the company significant competitive advantages and cannot be easily replicated.

Valuations.  In 2015, Next Group Holdings obtained an independent valuation from Aranca, a provider of investment research and valuation services, with offices located in New York, Palo Alto, Boston, London, Jeddah, Mumbai, Gurgaon, and Shanghai.  As of August 31, 2015, Aranca estimated Next CALA’s enterprise value at $8.16 million. As of August 31, 2015, Aranca estimated Next Mobile’s enterprise value at $5.05 million. Aranca did not provide valuations of M&M or NxtGn. As of the date of this filing, the price per share of the Company’s common stock is $0.38 and 219,373,975 shares of the Company’s common stock are issued and outstanding, effectively creating a market capitalization of the Company in the amount of $83,362,110.50.

Employees.  As of the date of this filing, we had 9 employees. We are not subject to any collective bargaining agreement and have never been subject to a work stoppage.  We believe that we have maintained good relationships with our employees.

Corporate and Available Information.  Our principal executive offices are located at 1111 Brickell Avenue, Suite 2200, Miami, Florida 33131, and our telephone number at that location is (800) 611-3622.  Our website address is NEXTGROUPHOLDINGS.COM. The information available on or that can be accessed through our website is not incorporated by reference into and is not a part of this filing and should not be considered to be part of this filing. We will continue to file reports with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any other filings required by the SEC. We make available on our Investor Relations website, free of charge, all of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on our website is not incorporated by reference into this Annual Report or in any other report or document we file with the SEC.  The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at

1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Item 2.01A  Risk Factors

Owning our common shares involves a high degree of risk.  You should consider carefully the following risk factors and all other information contained in this information statement.  If any of the following risks occur, the business, financial condition, liquidity, results of operations or as well as our ability of to make distributions to our shareholders, could be materially and adversely affected. In that case, the market price of our common shares could decline significantly, and you could lose all or a part of the value of your ownership in our common shares.  Some statements in this information statement, including statements in the following risk factors, constitute forward-looking statements.  Please refer to the section in this information statement entitled "Forward-Looking Information."

Risks Related to Next Group Holdings.

We have a limited operating history and therefore we cannot ensure, either in the near- or long-term, that we will be able to generate cash flow or profit or execute our business plan.

The Company is now engaged in a new business started in 2015. As a result, we have a limited operating history upon which you may evaluate our business and an investment in our common stock may entail significantly more risk than the shares of common stock of a company with a substantial operating history. Our business operations are subject to numerous risks, uncertainties, expenses and difficulties associated with early stage enterprises. You should consider an investment in our company in light of these risks, uncertainties, expenses and difficulties. Such risks include: the absence of a lengthy operating history; insufficient capital to fully realize our operating plan; our ability to anticipate and adapt to a developing market; a competitive environment characterized by well-capitalized competitors; our ability to identify, attract and retain qualified personnel; our reliance on key management personnel.

Because we are subject to these risks, evaluating our business may be difficult. We may be unable to successfully overcome these risks, which could harm our business and prospects. Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks, there may be an adverse effect on our business, results of operations, financial condition and cash flows.

We may never achieve profitability from operations or generate sufficient cash flows to make or sustain distributions to our shareholders.

We may never achieve profitability from operations. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future. There can be no assurance that future operations will be profitable or that we will be able to make or sustain distributions to our shareholders from cash from operations. Revenues and profits, if any, will depend upon various factors, including whether we will be able to successfully implement our business plan and operating strategy. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us. In addition, an inability to achieve profitability could have a detrimental effect on the long term capital appreciation of our common stock.

Due to existing contractual obligations we may not achieve profitability.

Next Group Holdings and/or its subsidiaries are required to perform certain obligations under material contracts with third parties. Next Mobile is required to perform certain obligations under material contracts with Sprint Corporation, Auris, and EZ ILD. M&M is required to perform certain obligations under material contracts with Ariafone Telekom Ltd, Broadvox LLC, IP Network America LLC, Locus Telecommunications LLC, and SMT Telecom (also known in the telecommunications industry as “RAZA”). Next CALA is required to perform certain obligations under material contracts with ITC Financial Licenses, Inc., IH Financial Licenses, Inc., and The Bancorp Bank, and Visa USA, Inc.  NxtGn is required to perform certain obligations under material contracts with Telarix, Inc., Vidyo, Inc., and Vitco.

We are an early entrant in an emerging industry, and the long-term viability of our business strategy is unproven.

As an early entrant in this emerging industry, we are subject to the risk that our business model and business plan may not prove to be a viable long-term business strategy. If it turns out that our strategy is not a viable long-term business strategy, we may not be able to generate meaningful cash flows, which would materially and adversely affect the viability of our business and stock price.

We have well-financed, well-managed competitors and may not be able to adequately compete in our market.

Most of our competitors are larger and have greater financial, technical, marketing, and other resources than we do.  Some of our competitors have seasoned management teams with more experience and expertise in our industry than we do. Some competitors may enjoy significant competitive advantages that result from, among other things, having substantially more available capital, having a lower cost of capital, having greater economies of scale, and having enhanced operating efficiencies compared to ours.

We may not be able to secure sufficient capital to effectively execute our business plan.

We may not be able to attract and obtain sufficient capital from the equity and debt markets, or any other capital markets, to execute our business plan and grow our business. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital expenditures necessary to execute our business plan, and in that event our ability to generate revenue may be significantly impaired.

If we cannot obtain financing, our growth may be limited.

Recent events in the financial markets have had an adverse impact on the credit markets, and, as a result, credit has become significantly more expensive and difficult to obtain, if available at all. Some lenders are imposing more stringent credit terms and there has been and may continue to be a general reduction in the amount of credit available. Many banks are either unable or unwilling to provide new asset-based lending. Tightening credit markets may have an adverse effect on our ability to obtain financing on favorable terms, thereby increasing financing costs and/or requiring us to accept financing with increasing restrictions. If adverse conditions in the credit markets, in particular with respect to our industry, materially deteriorate, our business could be materially and adversely affected. Our long-term ability to grow through additional investments will be limited if we cannot obtain additional financing. Market conditions may make it difficult to obtain financing, and we cannot assure you that we will be able to obtain debt or equity financing or that we will be able to obtain it on favorable terms.

We anticipate being involved in a variety of litigation.

Although we have not been subject to any litigation to date, we anticipate being involved in a range of court proceedings in the ordinary course of business as we continue to operate our business.  While we intend to vigorously defend any non-meritorious action or challenge, no assurance can be given that we will not incur significant expense relating to these matters or that they will not require significant management attention and adversely affect us.

Our business plan involves a number of assumptions that may prove inaccurate, which may cause us to realize substantially different operating results than we hope for.

In developing our business plan and business model, we made a number of assumptions, including assumptions related to annual operating costs, market size and demand, customer retention rates, customer drop-out rates, default rates, and local, national, and worldwide economic conditions. These assumptions may prove inaccurate, causing us our performance and operating results to differ significantly from the performance and operating results we have projected while developing our business plan and business model.

Operating our business on a larger scale could result in substantial increases in our expenses.

As our business grows in size and complexity, we can provide no assurance that we can successfully enter new markets or grow our business without incurring significant additional expenses, that our management platform will ultimately prove to be scalable, and/or that we will be able to achieve economies of scale or we will be able to operate our business on a larger scale than the scale we have historically operated on.

Debt service obligations could adversely affect our operating results, and could adversely affect our ability to make or sustain distributions to our stockholders and the market price of our common stock.

Incurring debt could subject us to many risks, including the risks that:  our cash flows from operations will be insufficient to make required payments of principal and interest; our debt may increase our vulnerability to adverse economic and industry conditions; we will be subject to restrictive covenants that require us to satisfy and remain in compliance with certain financial requirements or that impose limitations on the type or extent of activities we conduct; and we may be required to dedicate a substantial portion of our cash flows from operations to payments on our debt, thereby reducing cash available for distribution to our stockholders, funds available for operations and capital expenditures, future business opportunities or other purposes.  Additionally, if we do not have sufficient funds to repay any debt we incur when it matures, we may need to refinance the debt or raise additional equity. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancing, increases in interest expense could adversely affect our cash flows and, consequently, cash available for distribution to our stockholders. To the extent we are required to raise additional equity to satisfy such debt, existing stockholders would see their interests diluted. If we are unable to refinance our debt or raise additional equity on acceptable terms, we may be forced to dispose of assets on disadvantageous terms, potentially resulting in losses or the incurrence of special taxes and fees that apply to dispositions of assets. To the extent we cannot meet any existing or future debt service obligations, we will risk losing some or all of our assets that may be pledged to secure our obligations to foreclosure. Any unsecured debt agreements we enter into may contain specific cross-default provisions with respect to specified other indebtedness, giving the unsecured lenders the right to declare a default if we are in default under other loans in some circumstances.

Our financial results in future periods may not be reflective of our earning potential and may cause our stock price to decline.

Our financial results in future periods may not be representative of our future potential.  Since we expect to experience rapid growth, we will have a greater percentage of our portfolio invested in assets in the process of stabilization than we would expect to have as a more mature operation. It will take time and significant cash resources to implement our business plan. In addition, future equity or debt financings may impact our financial results in the fiscal periods following such financings for the same reasons listed above.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business we use sophisticated call processing engines and other sophisticated telecommunications technology platforms, and we acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current tenants, our employees and third-party service providers on our networks and website. The secure processing and maintenance of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in revenue losses, legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, which could adversely affect our results of operations and competitive position.

We are dependent on our executive officers and dedicated personnel, and the departure of any of our key personnel could materially and adversely affect us.

We rely on a small number of persons to carry out our business and investment strategies. Any member of our senior management may cease to provide services to us at any time. The loss of the services of any of our key management personnel, or our inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results. As we expand, we will continue to need to attract and retain qualified additional senior management but may not be able to do so on acceptable terms or at all.

Our success depends, in part, upon our ability to hire and retain highly skilled managerial, and operational personnel, and the past performance of our senior management may not be indicative of future results.

The implementation of our business plan may require that we employ additional qualified personnel. Competition for highly skilled managerial, telecommunications, financial and operational personnel is intense, and we cannot assure our stockholders that we will be successful in attracting and retaining such skilled personnel. If we are unable to hire and retain qualified personnel as required, our growth and operating results could be adversely affected.

We are subject to regulation which may adversely affect our ability to execute our business plan.

We operate in an ever-evolving and complex legal and regulatory environment. We, the products and services that we offer and market, and those for which we provide processing services, are subject to a variety of federal, state and foreign laws and regulations, including, but not limited to: federal communications laws and regulations; foreign jurisdiction communications laws and regulations; federal anti-money laundering laws and regulations, including the USA PATRIOT Act (the Patriot Act), the Bank Secrecy Act (the BSA), anti-terrorist financing laws and anti-bribery and corrupt practice laws and regulations in the U.S., and similar international laws and regulations, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act in Canada); state unclaimed property laws and money transmitter or similar licensing requirements; federal and state consumer protection laws, including the Credit Card Accountability, Responsibility and Disclosure Act of 2009 (the CARD Act), and the Durbin Amendment to Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), and regulations relating to privacy and data security; and foreign jurisdiction payment services industry regulations. We believe that we are currently operating in compliance with all applicable laws and regulations, but there is no certainty that laws and regulations affecting our business will not change.  Any such change of laws and regulations applicable to our business might adversely affect our ability to execute our business plan and achieve profitable operating results.

We are subject to Telecommunications Industry Regulation.

Our subsidiaries Next Mobile and M&M are subject to regulation by the Federal Communications Commission and other government agencies and task forces.  M&M holds International and Domestic Section 214 licenses issued by the Federal Communications Commission, which may be suspended or revoked by the Federal Communications Commission if M&M does not strictly comply with all applicable regulations and the terms and conditions under which the International and Domestic Section 214 licenses were issued. Next Mobile and M&M are also subject to foreign jurisdiction communications laws and regulations.  We believe that we, including our subsidiaries, are currently operating in compliance with all applicable laws and regulations, but there is no certainty that laws and regulations affecting our business will not change.  Any such change of laws and regulations applicable to our business might adversely affect our ability to execute our business plan and achieve profitable operating results.

We are subject to Anti-Money Laundering Regulation.

We are subject to a comprehensive federal anti-money laundering regulatory regime that is constantly evolving. The anti-money laundering regulations to which we are subject include the BSA, as amended by the Patriot Act, which criminalizes the financing of terrorism and enhances existing BSA regimes through: (a) expanding AML program requirements to certain delineated financial institutions; (b) strengthening customer identification procedures; (c) prohibiting financial institutions from engaging in business with foreign shell banks; (d) requiring financial institutions to have due diligence procedures and, where appropriate, enhanced due diligence procedures for foreign correspondent and private banking accounts; and (e) improving information sharing between financial institutions and the U.S. government. Pursuant to the BSA, we have instituted a Customer Identification Program, (CIP). The CIP is incorporated into our BSA/anti-money laundering compliance program. We are increasingly facing more stringent anti-money laundering rules and regulations, compliance with which may increase our costs of operation, decrease our operating revenues and disrupt our business” for additional information. Our subsidiary, Next CALA, is or may become subject to reporting and recordkeeping requirements related to anti-money laundering compliance obligations arising under the Patriot Act and its implementing regulations. In addition, provisions of the BSA enacted by the Prepaid Access Rule issued by the Financial Crimes Enforcement Network (FinCEN), impose certain obligations, such as registration and collection of consumer information, on “providers” of certain prepaid access programs, including the prepaid products issued by our Next CALA subsidiary, and our issuing banks for which we serve as program manager. In order to qualify for certain exclusions under the Prepaid Access Rule, some of our content providers were required to modify operational elements of their products, such as limiting the amount that can be loaded onto a card in any one day. In addition, pursuant to the Prepaid Access Rule, Next CALA and some of our retail distribution partners have adopted policies and procedures to prevent the sale of more than $10,000 in prepaid access (including closed loop and open loop products that fall under the monetary thresholds outlined above) to any one person during any one day.

We are subject to Anti-Terrorism and Anti-Bribery Regulation.

We are also subject to an array of federal anti-terrorism and anti-bribery legislation. For example, the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC) administers a series of laws that impose economic and trade sanctions against targeted foreign countries and regimes, terrorists, international narcotics traffickers, those engaged in activities related to the proliferation of weapons of mass destruction, and other entities that pose threats to the national security, foreign policy or economy of the United States. As part of its enforcement efforts, OFAC publishes a list of individuals and companies owned or controlled by, or acting for or on behalf of, targeted countries, as well as those such as terrorists and narcotics traffickers designated under programs that are not country-specific and with whom U.S. persons are generally prohibited from dealing.  The Foreign Corrupt Practices Act, or FCPA, prohibits the payment of bribes to foreign government officials and political figures and includes anti-bribery provisions enforced by the Department of Justice and accounting provisions enforced by the Securities and Exchange Commission. The statute has a broad reach, covering all U.S. companies and citizens doing business abroad, among others, and defining a foreign official to include not only those holding public office but also local citizens affiliated with foreign government-run or government-owned organizations. The statute also requires maintenance of appropriate books and records and maintenance of adequate internal controls to prevent and detect possible FCPA violations. Abuse of our prepaid products for purposes of financing sanctioned countries, terrorist funding, bribery or corruption could cause reputational or other harm that could have a material adverse effect on our business, results of operations and financial condition” for additional information.

We are subject to Consumer Protection Regulation.

We are subject to various federal, state and foreign consumer protection laws, including those related to unfair and deceptive trade practices as well as privacy and data security.  Failure to comply with, or further expansion of, consumer protection regulations could have a material adverse effect on our business, results of operations and financial condition.  A data security breach could expose us to liability and protracted and costly litigation, and could adversely affect our reputation and operating revenues.”

We are subject to Federal Regulation.

At the federal level, Congress and federal regulatory agencies have enacted and implemented new laws and regulations that affect the prepaid industry, such the CARD Act and FinCEN’s Prepaid Access Rule. Moreover, there are currently proposals before Congress that could further substantially change the way banks, including prepaid card issuing banks and other financial services companies, are regulated and are permitted to offer their products to consumers. Non-bank financial services companies, including money transmitters and prepaid access providers, are now regulated at the federal level by the Consumer Financial Protection Bureau (the CFPB), which began operations in July 2011, bringing additional uncertainty to the regulatory system and its impact on our business. We are increasingly facing more stringent anti-money laundering rules and regulations, compliance with which may increase our costs of operation, decrease our operating revenues and disrupt our business. Abuse of our prepaid products for purposes of financing sanctioned countries, terrorist funding, bribery or corruption could cause reputational or other harm that could have a material adverse effect on our business, results of operations and financial condition. Failure to comply with, or further expansion of, consumer protection regulations could have a material adverse effect on our business, results of operations and financial condition.  Failure by us to comply with federal banking regulation may subject us to fines and penalties and our relationships with our issuing banks may be harmed.

We are subject to State Unclaimed Property Regulations.

For some of our prepaid products, we or our issuing banks are required to remit unredeemed funds to certain (but not all) states pursuant to unclaimed property laws. However, unclaimed property laws are subject to change. Costs of compliance or penalties for failure to comply with or changes in state unclaimed property laws and regulations and changes in state tax codes could have a material adverse effect on our business, financial condition and results of operations.

We are subject to Money Transmitter Licenses or Permits.

Most states regulate the business of sellers of traveler’s checks, money orders, drafts and other monetary instruments, which we refer to collectively as money transmitters. While many states expressly exempt banks and their agents from regulation as money transmitters, others purport to regulate the money transmittal businesses of bank agents or do not extend exemptions to non-branch bank agents.  In those states where we are required to be licensed, we are subject to direct supervision and regulation by the relevant state banking departments or similar agencies charged with enforcement of the money transmitter statutes and must comply with various restrictions and requirements, such as those related to the maintenance of certain levels of net worth, surety bonding, selection and oversight of our authorized delegates, permissible investments in an amount equal to our outstanding payment obligations with respect to some of the products subject to licensure, recordkeeping and reporting, and disclosures to consumers. We are also subject to periodic examinations by the relevant licensing authorities, which may include reviews of our compliance practices, policies and procedures, financial position and related records, various agreements that we have with our issuing banks, retail distribution partners and other third parties, privacy and data security policies and procedures, and other matters related to our business. As a regulated entity, Next CALA may incur significant costs associated with regulatory compliance. We anticipate that compliance costs and requirements will increase in the future for our regulated subsidiaries and that additional subsidiaries will need to become subject to these or new regulations.  If we fail to maintain our existing money transmitter licenses or permits, or fail to obtain new licenses or permits in a timely manner, our business, results of operations and financial condition could be materially and adversely affected.

We are subject to Privacy Regulation.

In the ordinary course of our business, we collect and store or may collect and store personally identifiable information about customers, holders of our cards, subscribers, and users. This information may include names, addresses, email addresses, social security numbers, driver’s license numbers and account numbers. We also maintain or may maintain a database of cardholder data for our proprietary cards relating to specific transactions, including account numbers, in order to process transactions and prevent fraud. These activities subject us to certain privacy and information security laws, regulations and rules in the United States, including, for example, the privacy provisions of the Gramm-Leach-Bliley Act and its implementing regulations, various other federal and state privacy and information security statutes and regulations, and the Payment Card Industry Data Security Standard.  These federal and state laws, as well as our agreements with our issuing banks, contain restrictions relating to the collection, processing, storage, disposal, use and disclosure of personal information, and require that we have in place policies regarding information privacy and security. We have in effect a privacy policy relating to personal information provided to us in connection with requests for information or services, and we continue to work with our issuing banks and other third parties to update policies and programs and adapt our business practices in order to comply with applicable privacy laws and regulations. Certain state laws also require us to notify affected individuals of certain kinds of security breaches of computer databases that contain their personal information. These laws may also require us to notify state law enforcement, regulators or consumer reporting agencies in the event of a data breach. Failure to comply with, or further expansion of, consumer protection regulations could have a material adverse effect on our business, results of operations and financial condition. A data security breach could expose us to liability and protracted and costly litigation, and could adversely affect our reputation and operating revenues.

We are subject to Foreign Regulation.

We are subject to regulation by foreign governments and must maintain permits and licenses in certain foreign jurisdictions in order to conduct our business. Foreign regulations also present obstacles to, or increased costs associated with, our expansion into international markets. For example, in certain jurisdictions we face costs associated with repatriating funds to the United States, administrative costs associated with payment settlement and other compliance costs related to doing business in foreign jurisdictions. We are also subject to foreign privacy and other regulations. These foreign regulations often differ in kind, scope and complexity from U.S. regulations. We are subject to added business, political, regulatory, operational, financial and economic risks associated with our international operations. We operate in a highly and increasingly regulated environment, and failure by us or the businesses that participate in our distribution network to comply with applicable laws and regulations could have a material adverse effect on our business, results of operations and financial condition. Changes in laws and regulations to which we are subject, or to which we may become subject in the future, may materially increase our costs of operation, decrease our operating revenues and disrupt our business.

We are subject to Card Association and Network Organization Rules.

In addition to the federal, state, local, and foreign jurisdiction laws and regulations discussed above, we, our Next CALA subsidiary and our issuing banks, are also subject to card association and debit network rules and standards. The operating rules govern a variety of areas, including how consumers and merchants may use their cards and data security. Each card association and network organization audits us from time to time to ensure our compliance with these standards. Noncompliance with these rules or standards due to our acts or omissions or the acts or omissions of businesses that work with us could result in fines and penalties or the termination of the card association registrations held by us or any of our issuing banks. Changes in card association rules or standards set by Visa or Vanilla Reload, or changes in card association and debit network fees or products or interchange rates, could materially and adversely affect our business, financial condition and results of operations.

All of the risks related particularly to our subsidiaries Next Mobile, M&M, Next CALA, and NxtGn stated below are also risks related generally to Next Group Holdings:

Risks Related to Next Mobile

Next Mobile has well-financed, well-managed competitors and may not be able to adequately compete in its market.

Next Mobile faces competition from many strong and well-financed competitors and other competitors, including, without limitation, AT&T, Sprint, Viber, WhatsApp, Skype, MetroPCS, TracFone, Telcel, StraightTalk, Simple Mobile, Virgin Mobile, Boost, Net 10, IDT, Boost, and others.

Next Mobile is dependent on the performance of third-party network operators.

MVNO operators, including Next Mobile, earn revenues by purchasing network capacity from other network operators and reselling it to end users. Next Mobile uses Sprint’s network to offer its services, and is dependent on the performance of Sprint and its network.

Other Risks Related to Next Mobile.

Please see “Risks Related to Next Group Holdings” for other risks related to Next Mobile.

Risks Related to M&M

M&M has well-financed, well-managed competitors and may not be able to adequately compete in its market.

M&M faces competition from many strong and well-financed competitors and other competitors, engaged in the wholesale transmission and termination of domestic and international long distance voice, text, and data telephone services, including, without limitation, IDT, Skype, Verizon, WhatsApp, Viber, and others.

Other Risks Related to M&M.

Please see “Risks Related to Next Group Holdings” for other risks related to M&M.

Risks Related to Next CALA

Next CALA has well-financed, well-managed competitors and may not be able to adequately compete in its market.

Next CALA faces competition from many strong and well-financed competitors. The prepaid financial services industry is highly competitive and includes competitors such as American Express, First Data, Total Systems Services, Green Dot, NetSpend, Money Network, Momentum, Blackhawk, Prepaid MasterCard, MasterCard RePower, PayPal, Apple Pay, Amex Serve, H&R Block Emerald, J.P. Morgan Chase, and others. Next CALA faces intense competition from existing players in the prepaid card industry. The Company began operations recently and is much smaller than its competitors.

To compete effectively, Next CALA needs to continuously improve its offerings.

Next CALA began operations recently and is substantially smaller than its competitors. As a result, to compete effectively, Next CALA needs to rapidly and continuously improve its offerings.

Next CALA may be unable to attract and retain users.

As of the date of this filing, Next CALA has an operating history of less than one year. If Next CALA cannot increase the number of cardholders using its Next CALA Prepaid Card® GPR cards, and retain its existing cardholders, this will significantly adversely affect Next CALA’s operating results, revenues, financial condition, and ability to remain in business.

Next CALA may be adversely affected by fraudulent activity.

Criminals, including, without limitation, cyber-organized criminal syndicates, and others, use increasingly sophisticated methods to engage in illegal activities involving prepaid cards, reload products, and customer information. Next CALA relies on third parties for certain transaction processing services, which subjects Next CALA and its customers to risks related to the vulnerabilities of these third parties, as well as Next CALA’s own vulnerabilities to criminals engaged in fraudulent activities.  Fraudulent activity could result in the imposition of regulatory sanctions, including significant monetary fines, which could adversely affect Next CALA’s business, operating results, and financial condition.

Next CALA may be adversely affected by changes in laws and regulations.

Next CALA operates in an ever-evolving and complex legal and regulatory environment. The provision of prepaid card services is highly regulated and the laws and regulations affecting the industry and the manner in which they are interpreted are subject to change. Changes in laws and regulations could increase compliance and other costs of business activities, require significant systems redevelopment, or render products or services less profitable or obsolete, any of which could have an adverse effect on Next CALA’s operating results.

Other Risks Related to Next CALA.

Please see “Risks Related to Next Group Holdings” for other risks related to Next CALA.

Risks Related to NxtGn

NxtGn has well-financed, well-managed competitors and may not be able to adequately compete in its market.

NxtGn faces competition from many strong and well-financed competitors who engineer, market, and provide robust, innovative telecommunications call processing engines and other telecommunications and telephony platforms.  These competitors include Viber, WhatsApp, Telarix, Speedflow, VoiPSwitch, and others. NxtGn began operations recently and is substantially smaller than many of its competitors.

NxtGn may not be able to operate effectively if it fails to acquire the Optioned Technology.

NxtGn has the option to acquire from Vitco, in consideration for the Option Price, all title, rights and interests in Optioned Technology. The Optioned Technology is currently licensed to NxtGn on a royalty-free basis. If NxtGn fails to acquire the Optioned Technology, NxtGn’s license to use the Optioned Technology basis might expire and might not be renewed, or might not be renewed on favorable terms. The Optioned Technology is essential to the operation of certain functions of NxtGn’s AVYDA Powered by Telarix™ products.

Other Risks Related to NxtGn.

Please see “Risks Related to Next Group Holdings” for other risks related to NxtGn.

PART II

Item 3.01.  Securities Market

Our common stock is quoted on the OTCQBMarketplace.  The following table sets forth the quarterly high and low prices during the past 2 fiscal years.

YEAR ENDED DECEMBER 31, 2015	High	Low
Fourth Quarter	$ 0.41400	$ 0.01310
Third Quarter	$ 0.03600	$ 0.00010
Second Quarter	$ 0.00010	$ 0.00001
First Quarter	$ 0.00030	$ 0.00010
YEAR ENDED DECEMBER 31, 2014
Fourth Quarter	$ 0.00080	$ 0.00020
Third Quarter	$ 0.00130	$ 0.00050
Second Quarter	$ 0.00130	$ 0.00020
First Quarter	$ 0.00270	$ 0.00100

Item 3.02  Common Stock

As of the date of this filing, there are 219,373,975 shares of our common stock issued and outstanding.

The beneficial owners of our common stock in excess of 5% are as follows:

Beneficial Owner of Securities	Number of Common Shares Owned	Percentage of Common Stock Owned
Arik Maimon	86,705,116	39.069%
Michael A. De Prado	14,606,148	6.581%
Ali Guven Kivilcim	16,773,902	7.558%
Huseyin Kizanlikli	50,319,929	22.674%

Item 3.03  Preferred Stock

As of the date of this filing, we have one class of preferred stock, our Series B Preferred Shares, and there are 10,000,000 Series B Preferred Shares issued and outstanding.  Our Series B Preferred Shares convey voting rights only, with no conversion rights. With respect to all meetings of the shareholders of the Company at which the holders of the Company’s Common Stock are entitled to vote (each, a “Shareholders Meeting”) and with respect to any written consents sought by the Company from the holders of the Common Stock (each, a “Shareholder Consent”), each holder of a Series B Preferred Voting Share shall vote together with all the holders of the Common Stock and any other voting preferred stock issued and outstanding, and each holder of our issued Series B

Preferred Voting Shares shall be entitled to cast on such matters a number of votes equal to 1,000 common shares per each Series B Preferred Voting Share held by such holder.

The beneficial owners of our Series B Preferred Shares in excess of 5% are as follows:

Beneficial Owner of Series B Preferred Shares	Number of Series B Preferred Shares Owned	Percentage of Series B Preferred Shares Owned
Arik Maimon	5,107,500	51.750%
Michael A. De Prado	822,700	8.227%
Ali Guven Kivilcim	944,800	9.448%
Huseyin Kizanlikli	2,834,300	28.343%

3.04  Threatened Litigation

We have been advised that a single shareholder of the Company’s common stock has requested appraisal pursuant to the applicable provisions of the Florida Business Corporation Act. The Company is prepared to defend this appraisal proceeding.

PART III

Item 4.  Directors, Executive Officers, and Corporate Governance

Item 4.01  Directors and Executive Officers

The following table provides information regarding our executive officers and directors as of the date of this filing.

Name	Age	Position(s)
Arik Maimon	40	Chairman, CEO, and a Director of the Company; Chairman and CEO of Next Mobile; Chairman and CEO of M&M; Chairman and CEO of Next CALA; Chairman and CEO of NxtGn
Michael A. De Prado	46	President , COO, and Director of the Company; President and COO of Next Mobile; President and COO of M&M; President and COO of Next CALA; President and COO of NxtGn
Isaac Bunick	31	Executive Vice President of Next CALA
Morris Edry	39	Vice President of NxtGn
Erik Gardiner	49	Vice President of Next Mobile
Ortal Ben-Hamo	30	Vice President for Finance of the Company
Perla S.A. Cantonnet	61	Administrative Director of the Company
Larry Kolb	62	Director of Special Projects of the Company
Natali Dadon	29	Director of the Company

Arik Maimon is a founder of the Company and has served as its CEO since its inception.  In addition to co-founding the Company and its Next CALA and NxtGn subsidiaries, Mr. Maimon founded the Company’s subsidiaries Next Mobile, and M&M. Prior to founding the Company and its subsidiaries, Mr. Maimon founded and ran successful telecommunications companies operating primarily in the United States and Mexico. In 1998, Mr. Maimon founded and ran a privately-held wholesaler of long distance telecommunications services which, later, under Mr. Maimon’s management, grew from a start up to a profitable enterprise with more than $100 million in annual revenues. Mr. Maimon serves on the Company’s board of directors due to the perspective and experience he brings as our co-founder, Chairman, CEO, and as our largest stockholder.

Michael A. De Prado is a founder of the Company and has served as its President since its inception. In addition to co-founding the Company, Mr. De Prado co-founded the Company’s Next CALA subsidiary. Prior to founding the Company and Next CALA, Mr. De Prado spent 20 years in executive positions at various levels of responsibility in the banking, technology, and telecommunications industries. As President of Sales at telecommunications company Radiant/Ntera, Mr. De Prado grew Radiant/Ntera’s sales to more than $200 million in annual revenues. At theglobe.com, Mr. De Prado served as President, reporting directing to Michael S. Egan. Mr. De Prado serves on the Company’s board of directors due to the perspective and experience he brings as our co-founder, President, and COO.

Isaac Bunick has served as Executive Vice President of Next CALA since July 2015.  Prior to joining Next CALA, Mr. Bunick served in executive and engineering positions at various levels of responsibility in publicly-held and privately-held companies engaged in the technology and defense industries.  From 2008 until 2011, Mr. Bunick served as Program Manager for General Dynamics Electric Boat, where he executed major cost reduction programs for the design, development, and production of world-class nuclear submarines. Mr. Bunick holds a B.Sc. in Mechanical Engineering from NYU Polytechnic University and a M.B.A. from the Technion Israel Institute of Technology.

Morris Edry has served as Vice President of Next CALA since its inception. Prior to joining Next CALA, Mr. Edry served in executive and engineering positions at various levels of responsibility in publicly-held and privately-held companies, including Vodaphone, Turkey Telsim, and Cellcom, operating in the telecommunications industry in the United States and other territories throughout the world. Mr. Edry played a key role in developing the Next CALA Rewards™ program and related products and services.

Erik Gardiner has served as Vice President of Next Mobile since its inception. Prior to joining Next Mobile, Mr. Gardiner served in executive and marketing positions at various levels of responsibility in publicly-held and privately-held companies, including Frontline Communications, and Telco Group, operating in the telecommunications industry in the United States and other territories throughout the world. At Telco Group, Mr. Gardiner played a key role in developing, marketing, and managing STi Mobile one of the first and most successful MVNO businesses. Mr. Gardiner played a key role in developing Next Mobile’s products and services.

Ortal Ben-Hamo has served as Vice President for Finance of the Company since its inception.  Prior to joining the Company, Ms. Ortal served for almost 10 years as controller of a privately-held telecommunications company. She manages finance, human resources, and contract administration functions for the Company. Ms. Ben-Hamo holds a Bachelor’s degree in Business Administrations and Marketing from Florida International University.

Larry Kolb has served as Director of Special Projects for the Company since its inception.  Mr. Kolb became a businessman at the age of 22, and the following year he and the business he founded were featured on the front page of The Wall Street Journal.  While still in his twenties, Kolb became an agent for professional athletes, including his friend Muhammad Ali.  After his tenure as Mr. Ali’s agent, Mr. Kolb became active in the intelligence field, working with Miles Copeland, one of the founders of the Central Intelligence Agency, and operating at various times in various capacities in the United States, Europe, the Middle East, and Asia. Mr. Kolb has lectured at Harvard University, and authored two memoirs, which have been translated into seven languages, and published throughout the world.  Mr. Kolb devotes a portion of the time he devotes to business to special projects for the Company.

Perla S.A. Cantonnet has served as Administrative Director of the Company since its inception.  Prior to joining the Company, Ms. Cantonnet served in a variety of administrative and managerial positions at various levels of responsibility in publicly-traded and privately-held companies, in the insurance, banking, technology, telecommunications, health care, and beverage fields, and at ARRADCOM, the command headquarters of the United States Army Armament Research and Development Center. Ms. Cantonnet holds a Bachelor’s degree in Management and a

Master’s degree in Business Administration. Ms. Cantonnet manages all aspects of the administrative functions of the Company.

Natali Dadon has served as a Director of the Company since its inception.  Prior to joining the Company’s board of directors in a non-executive capacity, Ms. Dadon served for five years as the Vice President for Sales of a privately-held wholesale long distance telecommunications services provider with more than $100 million in annual revenues. Ms. Dadon serves on the Company’s board of directors due to the perspective and experience she brings as a seasoned telecommunications executive and one of the first investors in Next CALA.

Item 4.01  Executive and Director Compensation

The following table sets forth the compensation we give our officers and directors.

Executive Compensation			Annual Compensation

		Other				Director
Name & Principal Position		Compensation	Year	Salary	Bonus	Fee

Arik Maimon	Chairman & CEO	$ 10,000.00	2016	$ 180,000.00	TBD	$ 18,000.00

Michael De Prado	President & COO	$ 6,000.00	2016	$ 130,000.00	TBD	$ 18,000.00

Eric Gardiner	Vice President of Next Mobile	$ 3,000.00	2016	$ 80,000.00	TBD

Isaac Bunick	Vice President of Next CALA	$ 4,000.00	2016	$ 120,000.00	TBD

Larry Kolb	Director of Special Projects	$ 4,000.00	2016	$ 80,000.00	TBD

Morris Edry	Vice President of NxtGn	$ 4,000.00	2016	$ 80,000.00	TBD

Ortal Ben-Hamo	Vice President for Finance	$ 4,000.00	2016	$ 60,000.00	TBD

Perla Cantonnet	Administrative Director	$ 4,500.00	2016	$ 65,000.00	TBD

Natali Dadon	Director (non-executive)	$ -	2016	$ -	TBD	$ 18,000.00

		$ 39,500.00		$ 795,000.00	TBD	$ 54,000.00

PART IV

Item 5.  Financial Statements

Item 5.01     Unaudited Financial Statements

Item 5.01.1  Audited Financial Statements of NxtGn, Inc.

F-1

Item 5.01.2  Audited Financial Statements of Next CALA, Inc.

F-13

Item 5.01.3  Audited Financial Statements of Meimoun & Mammon, LLC, Inc.

F-27

Item 5.02     Unaudited Financial Statements

Item 5.02.1  Selected Projected Consolidated Operating Statement of

Next Group Holdings, Inc.

F-39

Item 5.01.1  Audited Financial Statements of NxtGn, Inc.

NXTGN, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Report of Independent Registered Public Accounting Firm

D'Arelli Pruzansky, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

## REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
NxtGn, Inc.

We have audited the accompanying balance sheets of NxtGn, Inc. as of December 31, 2014 and 2013 and the related statements of operations, changes in stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NxtGn, Inc. at December 31, 2014 and 2013 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net loss of approximately $9,400 and net cash used in operating activities of approximately $25,000 for the year ended December 31, 2014. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ D'Arelli Pruzansky, P.A.
Certified Public Accountants

Coconut Creek, Florida
December 22, 2015

5489 Wiles Road, Unit 303 • Coconut Creek, Florida 33073 • Phone: 754.205.6417 • Fax: 754.205.6519

NxtGn, Inc.
Balance Sheets

	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$ 19	$ 25,009
Deferred tax asset	2,311	-
Total current assets	2,330	25,009

Other assets
Due from related parties	77,335	68,835
Total other assets	77,335	68,835

Total assets	$ 79,665	$ 93,844

Liabilities and stockholders' equity
Current liabilities
Accrued expenses	$ -	$ 4,776
Total current liabilities	-	4,776

Commitments and contingencies

Stockholders' equity
Common stock, no par value; 10,000 shares
authorized, issued and outstanding at December 31,
2014 and 2013, respectively	70,200	70,200
Retained earnings	9,465	18,868
Total stockholders' equity	79,665	89,068

Total liabilities and stockholders' equity	$ 79,665	$ 93,844

See accompanying notes to financial statements

NxtGn, Inc.
Statements of Operations

	Years Ended December 31,
	2014	2013

Revenues
Revenues	$ 20,000	$ 40,000
Cost of revenues	30,000	15,000
Gross profit (loss)	(10,000)	25,000

Operating expenses:
General and administrative expenses	1,714	795
Total operating expenses	1,714	795

Income (loss) from operations	(11,714)	24,205
Income (loss) before provision for income taxes	(11,714)	24,205
Benefit (provision) for income taxes	2,311	(4,776)

Net income (loss)	$ (9,403)	$ 19,429

See accompanying notes to financial statements

NxtGn, Inc.
Statement of Stockholders' Equity
For the Years Ended December 31, 2013 and 2014

	Common	Additional
	Shares No	Paid-In	Retained
	Par Value	Capital	Earnings	Total

Balance January 1, 2013	10,000	$ 70,200	$ (561)	$ 69,639

Net income	-	-	19,429	19,429
Balance December 31, 2013	10,000	70,200	18,868	89,068

Net loss	-	-	(9,403)	(9,403)
Balance December 31, 2014	10,000	$ 70,200	$ 9,465	$ 79,665

See accompanying notes to financial statements

NxtGn, Inc.
Statements of Cash Flows

	Years Ended December 31,
	2014	2013

Cash flows from operating activities:
Net income (loss)	$ (9,403)	$ 19,429

Adjustments to reconcile net income (loss) to net cash
used in operating activities:

Changes in operating assets and liabilities:
Deferred tax asset	(2,311)
Advances to related parties	(8,500)	(59,350)
Accrued expenses	(4,776)	4,776
Net cash used in operating activities	(24,990)	(35,145)

Cash flows from investing activities:
Net cash provided by (used in) investing activities	-	-

Cash flows from financing activities:
Subscription receivable	-	60,100
Net cash provided by (used in) financing activities	-	60,100

Net decrease in cash and cash equivalents	(24,990)	24,955
Cash and cash equivalents - beginning of year	25,009	54

Cash and cash equivalents - end of year	$ 19	$ 25,009

Supplemental disclosures of cash flow information:
Interest paid in cash	$ -	$ -
Taxes paid in cash	$ 4,776	$ -

Non-cash investing and financing activities	$ -	$ -

See accompanying notes to financial statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

NxtGn, Inc. (the “Company”) was organized in the state of Florida in August 2011 and began operations in September 2011.  The Company was formed with Next Communications, Inc., a related party, and other entities to combine their respective technologies to develop and bring to market an innovative cellular call routing engine and call management, monitoring and reporting platform for long distance multimedia traffic.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below.

Basis of Presentation

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had working capital of $2,330 and $20,233 at December 31, 2014 and 2013, respectively, and limited revenues for the two years ended December 31, 2014.  Since inception, the Company has relied primarily on contributed capital and limited sales to sustain operations. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is attempting to produce sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to produce sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds.

The audit report of our independent registered public accounting firm, dated December 22, 2015, included an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2014 or December 31, 2013.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company provided propriety software and expertise enabling Voice over Internet Protocol (“VoIP”)

Telephony platforms, primarily to wholesale telecommunication providers.  As our consulting services are provided, our customers are billed at a contractual rate.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A significant estimate for which it is reasonably possible that a change could occur is the ultimate realization of amounts due from related parties.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amount of financial instruments, including cash and cash equivalents, accounts payable, and due to related parties approximate fair value at December 31, 2014 and 2013 because of the relatively short-term maturity of these instruments and their market rates.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents with financial institutions and balances from time to time may exceed the federally insured limits.

Income Taxes

We account for income taxes in accordance with FASB ASC 740 — Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, we consider tax regulations of the jurisdictions in which we operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of FASB ASC 740 — Income Taxes.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provided guidance on how an entity should determine whether a tax provision is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provided that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  As of December 31, 2014, the tax years ended December 31, 2014, 2013 and 2012 are still subject to audit by the taxing authorities.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”), which are adopted by the Company as of the specific effective date.  Management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company follows the provisions of ASC 850—Related Party Transactions & Disclosures relating to the identification of related parties and disclosure of related party transactions.

Our financial statements include disclosures of material related party transactions, other than expense allowances, and other similar items in the ordinary course of business. The disclosures include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

For the years ended December 31, 2014 and 2013, the Company has had financial dealings with related parties including those in which the Company shares a significant ownership interest as well as executive positions.

Related Party balances at December 31, 2014 and 2013 consisted of the following:

Due (to)/from related parties

	Year Ended March 31,
	2014	2013
(a) Due to Next Communications, Inc.	$(665)	$3,835
(b) Due from Meimoun & Mammon, LLC	78,000	65,000
Total Due from related parties	$77,335	$68,835

(a)

Next Communications, Inc. is a Florida corporation in which Mr. Arik S. Maimon, our Chairman of the Board of Directors holds a substantial equity interest and executive position.

(b)

Meimoun & Mammon, LLC is a limited liability company whose sole Member is Mr. Arik S. Maimon, our Chairman of the Board of Directors.

NOTE 4 – INCOME TAXES

The Company’s tax provision expense (benefit) for the years ended December 31, 2014 and 2013 was ($2,311) and $4,776, respectively.

A summary of our provision is as follows:

	Year Ended March 31,
	2014	2013
Current expense	$-	$4,776
Deferred (benefit)	(2,311)	-
Net provision for income taxes	$(2,311)	$4,776

A summary of our deferred tax is as follows:

	Year Ended March 31,
	2014	2013
Tax benefit of net operating loss carry-back/carry-forward	$2,311	$-
Less: valuation allowance	-	-
Net deferred tax assets	$2,311	$-

The Company’s tax year is the twelve month period ending December 31st.  As of December 31, 2014, the Company had unused net operating loss carry forwards of approximately $12,000 available to carry back to 2013 to offset taxable income and claim a refund of income taxes of approximately $2,311.

Management has not established a valuation allowance in respect of the deferred tax asset since it is more likely than not that the asset will be realized upon filing of a carry-back claim for 2013.

The table below summarizes the differences between our effective tax rate and the statutory federal rate as follows for fiscal 2014 and 2013.  The effective tax rate is 15% Federal and 4.7% State after federal tax benefit:

	Year Ended March 31,
	2014	2013
Computed “expected” tax (benefit) expense	$(1,757)	$3,631
State income taxes, net of federal benefit	(554)	1,145
Change in valuation allowance
Effect of tax (benefit) expense	$(2,311)	$4,776

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company follows the guidance of ASC 450—Contingencies when accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

NOTE 6 – SUBSEQUENT EVENTS

On December 15, 2014, the Company entered into a Global Restructuring Agreement (the “Agreement”) which became effective August 7, 2015.  Under the terms of the Agreement our shareholders transferred a majority of their shares into Next Group Holdings, Inc. (“Next Group”) a Florida corporation.  Following the Agreement, 94% of the Company was held by Next Group.  Next Group is involved in the telecommunications industry, providing software development, monitoring and innovative platforms for wireless multimedia traffic.

Item 5.01.2

Audited Financial Statements of Next CALA, Inc.

NEXT CALA, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Report of Independent Registered Public Accounting Firm

D'Arelli Pruzansky, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

# REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Next Cala, Inc.

We have audited the accompanying balance sheets of Next Cala, Inc. as of December 31, 2014 and 2013 and the related statements of operations, changes in stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Next Cala, Inc. at December 31, 2014 and 2013 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit of approximately $1,000,000 and a stockholders' deficit of approximately $750,000 at December 31, 2014. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ D'Arelli Pruzansky, P.A.
Certified Public Accountants

Coconut Creek, Florida
December 22, 2015

5489 Wiles Road, Unit 303 • Coconut Creek, Florida 33073 • Phone: 754.205.6417 • Fax: 754.205.6519

Next Cala, Inc.
Balance Sheets

	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$ 1	$ -
Subscription receivable	10,000	10,000
Total current assets	10,001	10,000

Other assets
License agreement	250,000	250,000
Total other assets	250,000	250,000

Total assets	$ 260,001	$ 260,000

Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$ 84,783	$ 84,782
Accrued interest - related party	349	-
Due to related parties	709,587	687,432
Notes payable - related party	130,000	84,183
Total current liabilities	924,719	856,397

Commitments and contingencies

Stockholders' deficit
Common stock: $0.001 par value; 10,000 shares
authorized; 1,000 shares issued and outstanding at
December 31, 2014 and 2013, respectively	1	1
Additional Paid-In Capital	233,333	233,333
Accumulated deficit	(898,052)	(829,731)
Total stockholders' deficit	(664,718)	(596,397)

Total liabilities and stockholders' deficit	$ 260,001	$ 260,000

See accompanying notes to financial statements

Next Cala, Inc.
Statements of Operations

	Years Ended December 31,
	2014	2013

Revenues
Revenues	$ -	$ -

Operating expenses:
Advertising and promotion	-	336,300
Compensation - related party	65,817	47,000
Consulting fees	-	7,500
Other general and administrative expenses	2,504	59,516
Total operating expenses	68,321	450,316

Loss from operations	(68,321)	(450,316)
Loss before provision for income taxes	(68,321)	(450,316)
Provision for income taxes	-	-

Net loss	$ (68,321)	$ (450,316)

See accompanying notes to financial statements

Next Cala, Inc.
Statement of Stockholders' Deficit
For the Years Ended December 31, 2013 and 2014

	Common Stock		Additional
	$0.001 Par Value		Paid-In	Accumulated	Treasury Stock
	Shares	Amount	Capital	Deficit	Shares	Amount	Total

Balance January 1, 2013	1,000	$ 1	$ 100,000	$ (379,415)	(60)	$ (166,667)	$ (446,081)

Sale of treasury stock	-	-	133,333	-	60	166,667	300,000

Net loss	-	-	-	(450,316)	-	-	(450,316)
Balance December 31, 2013	1,000	1	233,333	(829,731)	-	-	(596,397)

Net loss	-	-		(68,321)	-	-	(68,321)
Balance December 31, 2014	1,000	$ 1	$ 233,333	$ (898,052)	-	$ -	$ (664,718)

See accompanying notes to financial statements

Next Cala, Inc.
Statements of Cash Flows

	Year Ended December 31,
	2014	2013

Cash flows from operating activities:
Net loss	$ (68,321)	$ (450,316)

Adjustments to reconcile net loss to net cash
used in operating activities:

Changes in operating assets and liabilities:
Accounts payable	-	84,783
Advances from related parties	22,156	408,017
Accrued interest - related party	349	-
Note payable - related party	45,817	(82,484)
Net cash provided by (used in) operating activities	1	(40,000)

Cash flows from investing activities:
Purchase of License agreement	-	(250,000)
Net cash used in investing activities	-	(250,000)

Cash flows from financing activities:
Sale of Treasury Stock	-	290,000
Net cash provided by financing activities	-	290,000

Net increase (decrease) in cash and cash equivalents	1	-
Cash and cash equivalents - beginning of year	-	-

Cash and cash equivalents - end of year	$ 1	$ -

Supplemental disclosures of cash flow information:
Interest paid in cash	$ -	$ -
Taxes paid in cash	$ -	$ -

Non-cash investing and financing activities	$ -	$ -

See accompanying notes to financial statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Next Cala, Inc. (the “Company”) was organized in the state of Florida in July 2009 and began operations in September 2009.  The Company offers an open-loop prepaid card which customers can use as an alternative to established conventional banking channels.  Our card is accepted wherever Visa debit cards are accepted and may be used for cash withdrawals, checking bank balances at ATM’s and making in store, phone or online purchases.  In addition, our cards are easily reloadable at more than 450,000 locations globally and offer a long-distance rewards program.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below.

Basis of Presentation

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had negative working capital of approximately $915,000 and $846,000 at December 31, 2014 and 2013, respectively, no revenues for the two years ended December 31, 2014 and an accumulated deficit of approximately $899,000 and $830,000 at December 31, 2014 and 2013, respectively.  Since inception, the Company has relied primarily on contributed capital and funding from related parties to sustain operations. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is attempting to produce sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to produce sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds.

The audit report of our independent registered public accounting firm, dated December 22, 2015, included an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2014 or December 31, 2013.

Revenue Recognition

For the years ended December 31, 2014 and 2013, the Company was still in the formative stages and had not yet recognized revenues. However, it intends to recognize revenue when it is realized or realizable and earned.  The Company will consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A significant estimate for which it is reasonably possible that a change could occur is the ultimate realization of significant revenues resulting from the Company’s licensing agreement.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted ASC 360—Property, Plant and Equipment for its long-lived assets. The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Management will periodically review the recoverability of its license agreement. Management takes into consideration various information. If it is determined that a project or property will be abandoned, or its carrying value impaired, a provision will be made for any expected loss on the project or property.

Income Taxes

We account for income taxes in accordance with FASB ASC 740 — Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, we consider tax regulations of the jurisdictions in which we operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of FASB ASC 740 — Income Taxes.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provided guidance on how an entity should determine whether a tax provision is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provided that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  As of December 31, 2014, the tax years ended December 31, 2014, 2013 and 2012 are still subject to audit by the taxing authorities.

Fair Value of Financial Instruments

The carrying amount of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and due to related parties approximate fair value at December 31, 2014 and 2013 because of the relatively short-term maturity of these instruments and their market rates.

Advertising and Promotional Costs

Advertising and promotional costs are expensed when incurred and totaled approximately $0 and $336,300 for the years ended December 31, 2014 and 2013, respectively.  The large expenditure in 2013 represented the Company introducing its product to the public at sporting events.  This promotional program was not repeated in 2014.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents with financial institutions and balances from time to time may exceed the federally insured limits.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”), which are adopted by the Company as of the specific effective date.  Management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 3 – LICENSE AGREEMENT

On October 16, 2012, the Company entered into Card Program Service Agreement (“Service Agreement) with Licensees whereby the group will offer open loop general purpose reloadable store value cards to the public.  The Company paid $250,000 as a license set-up fee.  Under the terms of the Service Agreement, Next Cala will provide development and marketing expertise, funding and additional services as may be required.  The initial term of the Service Agreement is three years from the initial launch date which occurred in June 2015.  Accordingly, the cost of the License will be amortized ratably over the initial three year period.  The Service Agreement thereafter is automatically renewed on a one year basis unless either party provides a 90 day notice of nonrenewal.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company follows the provisions of ASC 850—Related Party Transactions & Disclosures relating to the identification of related parties and disclosure of related party transactions.

Our financial statements include disclosures of material related party transactions, other than expense allowances, and other similar items in the ordinary course of business. The disclosures include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

For the years ended December 31, 2014 and 2013, the Company has had extensive dealings with related parties including those in which the Company shares a significant ownership interest as well as executive positions.  Do to our absence of revenues and continued operational losses, the Company has relied to a large extent on funding received from Next Communications, Inc., and Meimoun & Mammon, LLC, organizations in which our Chief Executive Officer, Mr. Arik S. Maimon, holds a controlling equity interest and executive positions.

Related Party balances at December 31, 2014 and 2013 consisted of the following:

Due to related parties

	Year Ended March 31,
	2014	2013
(a) Due to Next Communications, Inc.	$369,433	$349,132
(c) Meimoun & Mammon, LLC	340,154	338,300
Total Due from related parties	$709,587	$687,432

(c)

Next Communications, Inc. is a Florida corporation in which Mr. Arik S. Maimon, our Chairman of the Board of Directors holds a substantial equity interest and executive position.

(d)

Meimoun & Mammon, LLC is a limited liability company whose sole Member is Mr. Arik S. Maimon, our Chairman of the Board of Directors.

Notes payable - related parties

Related Party balances at December 31, 2014 and 2013 consisted of the following:

	Year Ended March 31,
	2014	2013
(a) Note payable – related party	$-	$84,183
(b) Note payable – related party	130,000	-
Total Due from related parties	$130,000	$84,183

(a)

On October 23, 2012, the Company entered into an agreement with Michael A. De Prado, Chief Executive Officer and President of the Company, to purchase from him 60 shares of the Company’s stock as treasury shares.  In connection with this transaction, the Company issued Mr. De Prado a promissory note in the principal amount of $166,667.  The note, dated January 18, 2013 bears interest at 8% per annum and carried an initial maturity date of January 18, 2015.  The Company made principal payments prior to the maturity date of $82,484 during 2013.  By subsequent agreement, this note was cancelled and replaced in connection with a Release Agreement entered into with Mr. De Prado (see below).

(b)

On December 14, 2014, Mr. De Prado entered into a Release Agreement, releasing the Company as well as other parties from any and all claims against the Company including his note relating to the Company’s stock purchase in consideration for a note payable in the amount of $150,000.  The note is payable, $20,000 on execution, without interest, and at $10,000 per month commencing in January 2015.

Compensation – related party

Compensation – related party totaled $65,817 and $47,000 at December 31, 2014 and 2013, respectively, and reflected compensation to Mr. Michael A. De Prado, our Chief Executive Officer and President at that time.  Compensation recognized in 2014 represented the excess of the $150,000 note executed in connection with Mr. De Prado’s Release Agreement described above and the balance due to Mr. De Prado of $84,183 on his sale of 60 shares to the Company.  Compensation recognized in 2013 reflects payments made to Mr. De Prado for his executive services during the period.

NOTE 5 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 10,000 shares of its common stock of which 1,000 is issued at December 31, 2014 and 2013, respectively.  On October 23, 2012, the Company entered into an agreement with Mr. Michael De Prado, Chief Executive Officer and President of the Company to purchase from him 60 shares of the Company’s common stock for $166,667, to be held as Treasury shares.  In connection with this transaction, the Company issued Mr. De Prado a promissory in the full amount of the transaction.  See Note 4.

On January 18, 2013, the Company sold its 60 Treasury shares for $300,000, recording a Subscription receivable of $10,000 at December 31, 2014 and 2013, which was subsequently collected.

NOTE 6 – INCOME TAXES

Due to ongoing tax losses, the Company’s tax provision for the years ended December 31, 2014 and 2013 was $0 and $0, respectively.

A summary of our deferred tax assets is as follows:

	Year Ended March 31,
	2014	2013
Tax benefit of net operating loss carry-forwards	$346,000	$320,000
Less: valuation allowance	(346,000)	(320,000)
Net deferred tax assets	$-	$-

As of December 31, 2014, the Company had unused net operating loss carry forwards of approximately $898,000 available to carry forward through tax year 2034.  Internal Revenue code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than 50% change in ownership). The valuation allowance was increased by $26,000 during the year ended December 31, 2014.

The Company’s reconciliation of the top Federal tax rate applied to the net income per book to the overall effective tax rate per the income tax provision is as follows:

	Year Ended March 31,
	2014	2013
Top Federal tax rate (benefit)	(35.0%)		$(35.0%)
Effect of state taxes, net of Federal benefit	(3.5%)		(3.5%)
Change in valuation allowance	38.5%		38.5%
Effective tax rate	- %	$	- %

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company follows the guidance of ASC 450—Contingencies when accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

NOTE 8 – SUBSEQUENT EVENTS

On December 15, 2014, the Company entered into a Global Restructuring Agreement (the “Agreement”) which became effective August 7, 2015.  Under the terms of the Agreement our shareholders transferred a majority of their shares into Next Group Holdings, Inc. (“Next Group”) a Florida corporation.  Following the Agreement, 94% of the Company was held by Next Group.  Next Group is involved in the telecommunications industry, providing software development, monitoring and innovative platforms for wireless multimedia traffic applications.

Item 5.01.3

Audited Financial Statements of Meimoun & Mammon, LLC

MEIMOUN & MAMMON, LLC

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Report of Independent Registered Public Accounting Firm

D'Arelli Pruzansky, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

# REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member
Meimoun & Mammon, LLC

We have audited the accompanying balance sheets of Meimoun & Mammon, LLC as of December 31, 2014 and 2013 and the related statements of operations, changes in member's deficit, and cash flows for each of the two years in the period ended December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meimoun & Mammon, LLC at December 31, 2014 and 2013 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit of approximately $2,800,000 and a member's deficit of approximately $2,000,000 at December 31, 2014. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ D'Arelli Pruzansky, P.A.
Certified Public Accountants

Coconut Creek, Florida
December 22, 2015

5489 Wiles Road, Unit 303 • Coconut Creek, Florida 33073 • Phone: 754.205.6417 • Fax: 754.205.6519

Meimoun & Mammon, LLC Balance Sheets

	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$28,720	$10,622
Accounts receivable	6,941	1,820
Total current assets	35,661	12,442

Other assets
Loans receivable	40,000	40,000
Loans receivable – related party	60,000	60,000
Due from related parties	619,123	607,910
Total other assets	719,123	707,910

Total assets	$754,784	$720,352

Liabilities and member's deficit
Current liabilities
Accounts payable	$27,020	$1,755
Due to related parties	2,730,661	2,408,068
Total current liabilities	2,757,681	2,409,823

Commitments and contingencies

Member's deficit	(2,002,897)	(1,689,471)
Total liabilities and Member’s deficit	$754,784	$720,352

See accompanying notes to financial statements

Meimoun & Mammon, LLC
Statements of Operations

	Years Ended December 31,
	2014	2013

Revenues
Revenues	$666,332	$ 183,083
Cost of revenues	335,429	117,623
Gross Profit	330,903	65,460

Operating expenses:
Compensation - related party	333,776	384,229
Impairment on investment in related party	-	250,000
Other general and administrative expenses	310,553	389,736
Total operating expenses	644,329	1,023,965
Loss from operations	(313,426)	(958,505)

Net Loss	$(313,426)	$ (958,505)

See accompanying notes to financial statements

Meimoun & Mammon, LLC
Statement of Changes in Member's Deficit
For the Years Ended December 31, 2013 and 2014

Member's
Deficit

Balance December 31, 2012	$(730,966)

Net loss	(958,505)
Balance December 31, 2013	(1,689,471)

Net loss	(313,426)
Balance December 31, 2014	$(2,002,897)

See accompanying notes to financial statements

Meimoun & Mammon, LLC
Statements of Cash Flows

	Year Ended December 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(313,426)	$(958,505)
Adjustments to reconcile net loss to net cash
used in operating activities:
Impairment on investment in related party	-	250,000

Changes in operating assets and liabilities:
Accounts receivable	(5,122)	(1,301)
Loans receivable	-	(100,000)
Due from related parties	(11,214)	(108,238)
Accounts payable	25,266	(2,962)
Advances from related parties	322,594	1,152,814
Net cash provided by operating activities	18,098	231,808

Cash flows from investing activities:
Investment in related parties	-	(250,000)
	-	(250,000)
Cash flows from financing activities:
Net cash provided by financing activities	-	-

Net increase (decrease) in cash and cash equivalents	18,098	(18,192)
Cash and cash equivalents - beginning of year	10,622	28,814

Cash and cash equivalents - end of year	$28,720	$10,622

Supplemental disclosures of cash flow information:
Interest paid in cash	$-	$-
Taxes paid in cash	$-	$-

Non-cash investing and financing activities	$-	$-

See accompanying notes to financial statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Meimoun & Mammon, LLC (the “Company”) was formed on May 21, 2001, as a Limited Liability Company under State of Florida statutes, and began operations on January 1, 2009.  Under the terms of the Limited Liability Company Agreement, Mr. Arik S. Meimoun is the sole Member, Managing Member and Chief Executive Officer.

Under the terms of the Limited Liability Company Agreement, distributions of cash or other property to the Member shall be made at such time and amounts as the Managing Member may determine and profit and loss of the Company for each period shall be allocated to the Member.  The Company shall be dissolved upon the first event to occur: (a) the determination of the Managing Member; (b) the sale or other disposition of all of the Company’s assets; (c) the entry of a judicial decree of dissolution of the Company pursuant to the Act or (d) if there are no Members.

The Company was formed to bring innovative cellular call routing and call management technologies to its wireless cellular provider customers.  This is accomplished through the wholesaling of cellular minutes and sale of proprietary calling cards to our service distributors.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below.

Basis of Presentation

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had negative working capital of approximately $2,700,000 and $2,400,000 at December 31, 2014 and 2013, respectively and a Member’s deficit of approximately $2,000,000 and $1,700,000 at December 31, 2014 and 2013, respectively. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is attempting to produce sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to produce sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds.

The audit report of our independent registered public accounting firm, dated December 22, 2015, included an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2014 or December 31, 2013.

Accounts Receivable

The Company has a policy of establishing an allowance for uncollectable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectable are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  At December 31, 2014 and 2013, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $0 and $0, respectively.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  In addition to the aforementioned general policy, the following is the specific revenue recognition policy.

The Company recognizes revenue when our calling card distributor sells calling cards with a specified number of minutes for each particular card.  Upon activation of each card, the earnings process is complete and our distributor is billed for the minutes purchased.

Cost of Revenues

Cost of revenues consists of the cost of cellular minutes purchased by the Company from a related party which are redistributed to our customers.  The costs are recognized as the minutes are resold by our distributor and the related sales revenue is recognized.  See Note 3 – Related Party Transactions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates to which it is reasonably possible that a change could occur in the near term include the allowance for loan losses and ultimate collectability of related party receivables.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Income Taxes

As a single member limited liability company, the Company is a disregarded entity for federal income tax purposes and the Company is not subject to income taxes in any jurisdiction. The Company's sole member is responsible for the tax liability, if any, related to their proportionate share of the Company's taxable income. Therefore there is no provision for income taxes in the accompanying financial statements.

Fair Value of Financial Instruments

The carrying amount of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and due to related parties approximate fair value at December 31, 2014 and 2013 because of the relatively short-term maturity of these instruments and their market rates.

Advertising and Promotional Costs

Advertising and promotional costs are expensed when incurred and totaled approximately $1,990 and $0 for the years ended December 31, 2014 and 2013, respectively.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents with financial institutions and balances which from time to time may exceed the federally insured limits.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”), which are adopted by the Company as of the specific effective date.  Management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 3 – LOANS RECEIVABLE

The Company made a series of loans to an individual totaling $40,000.  These loans were not memorialized in writing and accordingly, carry no terms as to repayment, interest or default.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company follows the provisions of ASC 850—Related Party Transactions & Disclosures relating to the identification of related parties and disclosure of related party transactions.

Our financial statements include disclosures of material related party transactions, other than expense allowances, and other similar items in the ordinary course of business. The disclosures include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

For the years ended December 31, 2014 and 2013, the Company has had extensive dealings with related parties including those in which our sole Member holds a significant ownership interest as well as an executive position.  Due to our operational losses, the Company has relied to a large extent on funding received from Next Communications, Inc., an organization in which our sole Member holds a controlling equity interest and holds an executive position.

With the exception of the Company’s purchase of a 9% interest in Next Cala, Inc. from a related party as described below, amounts scheduled below as “Due to related parties” and “Due from related parties” have not had their terms, including amounts, collection or repayment terms or similar provisions memorialized in formalized  written agreements.

Related Party balances at December 31, 2014 and 2013 consisted of the following:

Loans receivable – related party

The Company made a series of loans to the sister of Mr. Arik Maimon, sole member of the Company, Managing Member and Chief Executive Officer totaling $60,000.  These loans were not memorialized in writing and accordingly, carry no terms as to repayment, interest or default.

Due from related parties

	Year Ended March 31,
	2014	2013
(a) Due from Member	$216,784	$269,610
(b) Due from Next Cala, Inc.	340,154	338,300
(c) Due from Next Cala 360, Inc.	62,185	-
Total Due from related parties	$619,123	$607,910

Due to related parties

	Year Ended March 31,
	2014	2013
(d) Due to Next Communications, Inc.	$2,621,191	$2,249,839
(e) Due to Asiya Communications SAPI de C.V.	31,470	-
(f) Due to NxtGn, Inc.	78,000	65,000
(g) Due on related party investment	-	93,229
Total Due from related parties	$2,730,661	$2,408,068

(e)

Represents amounts advanced directly to or on behalf of Mr. Arik Maimon, sole Member of the Company, Managing Member and Chief Executive Officer.

(f)

Next Cala, Inc. is a Florida corporation involved in the cellular communication industry and is owned at December 31, 2014 and 2013, 32% by the sole Member of the Company and 9% by the Company.

(g)

Next Cala 360, is a Florida corporation established and managed by the sole Member of the Company.

(h)

Next Communication, Inc. is a corporation in which our sole Member holds a controlling interest and serves as their Chief Executive Officer.

(i)

Asiya Communications SAPI de C.V.is a telecommunications company organized under the laws of Mexico, in which our sole Member holds a substantial interest and is involved in active management.

(j)

NxtGn, Inc. is a Florida corporation which is majority owned by Next Communications, Inc., a company in which our sole Member holds a controlling interest and serves as their Chief Executive Officer.

(k)

Represents balance due to Mr. Michael De Prado, a shareholder and executive officer in Next Cala, Inc., a related party. On October 23, 2012, the Company purchased a 9% interest in Next Cala, Inc. from Mr. De Prado for $250,000.  The purchase price was payable; $21,000 within seven days of the purchase with the balance payable over a 36 month period.  On December 15, 2014, the remaining balance was waived in connection with a Release Agreement of the same date.

Cost of Revenues (Related Party)

The Company purchases cellular minutes for wholesale distribution from Next Communication, Inc.  Next Communications is a cellular company in which our sole Manager owned a controlling interest and served as Chief Executive Officer.  Purchases from Next Communications, Inc. represented 100% and 85% of the Company’s cost of revenues for the years ended December 31, 2014 and 2013, respectively.

Compensation – Related Party

Mr. Arik S. Maimon is the sole Member, Managing Member and Chief Executive Officer of the Company.  From time to time, the Company compensates Mr. Maimon for his management services or pays personal expenses on his behalf.  These payments totaled $333,776 and $384,229 for the years ended December 31, 2014 and 2013, respectively.  Mr. Maimon does not have an employment or consulting agreement with the Company.

Impairment of Investment in Related Party

On October 23, 2012, the Company purchased for $250,000, a 9% interest in Next Cala, Inc., a Florida corporation, a related party.  The transaction was recorded as a cost method investment within the guidance of ASC 325 – Investments – Other.  Based on our review, the Company identified indicators of impairment as defined by the guidance, including the absence of earnings and dividends and concluded the there was an other than temporary decline in the investment.  Accordingly, an impairment of $250,000 was recognized at December 31, 2013.

NOTE 5 – CUSTOMER CONCENTRATION

For the years ended December 31, 2014 and 2013, 100% and 89% of revenues were derived from one customer. The loss of this customer would have a material adverse effect on the Company’s operations.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company follows the guidance of ASC 450—Contingencies when accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

NOTE 7 – SUBSEQUENT EVENTS

On December 15, 2014, the Company entered into a Global Restructuring Agreement (the “Agreement”) which became effective August 7, 2015.  Under the terms of the Agreement our sole Member, Mr. Maimon, transferred all of his Membership interest in the Company into Next Group Holdings, Inc. a Florida corporation involved in the telecommunication industry, providing software development, monitoring and innovative platforms for wireless multimedia traffic.

Item 5.02.1  Selected Projected Consolidated Operating Statement of Next Group Holdings, Inc.

NEXT GROUP HOLDINGS, INC.

SELECTED UNAUDITED CONSOLIDATED SUMMARY PROJECTED

OPERATING STATEMENTS

FOR THE YEARS DECEMBER 31, 2016 – 2020

Next Group Holdings, Inc.

Selected Unaudited Consolidated Projected Operating Statements

For the Years Ended December 31, 2016 - 2020

	2016	2017	2018	2019	2020

Revenue	$ 3,219,190	$ 8,297,172	$ 19,237,491	$ 43,108,832	$ 86,091,170
Cost of Revenue	$ 346,800	$ 1,059,789	$ 1,687,685	$ 5,506,247	$ 9,274,513
Number of Members	82,783	206,539	461,527	1,001,248	1,921,703
Gross Margin	$ 2,872,390	$ 7,237,383	$ 17,549,805	$ 37,602,585	$ 76,816,657
Gross Margin as %	89%	87%	91%	87%	89%

Operating Expenses
Salaries	$ 2,428,000	$ 3,258,000	$ 5,658,000	$ 8,058,000	$ 11,118,000
Marketing	$ 4,516,716	$ 9,183,038	$ 15,528,663	$ 20,946,750	$ 21,288,000
G&A	$ 754,968	$ 1,696,505	$ 1,988,571	$ 3,036,083	$ 3,619,618
Total Expenses	$ 7,699,685	$ 14,137,544	$ 23,175,234	$ 32,040,833	$ 36,025,618

EBITDA	$ (4,827,295)	$ (6,900,161)	$ (5,625,428)	$ 5,561,752	$ 40,791,039

Employees	18	26	36	52	72

See accompanying notes to these statements

Notes to Selected Unaudited Consolidated Projected Operating Statements of Next Group Holdings, Inc. for the Years Ended December 31, 2016 - 2020

Unaudited Statements.  These statements were prepared by management and have not been audited.

Forward-looking Statements.  These statements contain forward-looking statements on our current expectations and projections about future events. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

G&A.  “G&A,” as used in these statements, means General & Administrative expenses.

EBITDA.  “EBITDA,” as used in these statements, means earnings before interest, taxes, depreciation, and amortization.  The term EBITDA is not defined under generally accepted accounting principles, or GAAP, in the United States, and EBITDA is not a measure of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

Assumptions Regarding Revenues Per Member.  These statements assume the Company will generate, from each member (or general purpose reloadable card holder), the following revenues:  (i) a one-time activation fee in the amount of $4.95; (ii) a monthly fee of $3.95 per member; (iii) an average of $0.75 in reload fees per month per member (at the rate of $0.75 per reload).

Assumptions Regarding Growth Rates.  These statements assume the Company will achieve revenue growth rates of 116% during 2016, of 104% during 2017, of 91% during 2018, of 80% during 2019, and of 67% during 2020.   The Company’s management believes that these growth rates comparable to the historical results achieved by comparable companies in the general purpose reloadable credit card industry.

Employees.  “Employees,” as used herein means the aggregate number of full-time employees of the Company and its subsidiaries at year end.

Assumptions Regarding Capital.  These statements assume the Company will attract and secure to execute its business plan.

Assumptions Regarding Customer Acquisition Costs.  These statements assume the Company’s customer acquisition costs will decrease as its products achieve brand recognition and customer loyalty within the marketplace.

Gross Margin.  “Gross Margin,” as used in these statements, means Gross Revenue less Cost of Revenue.

Assumptions Regarding Gross Margins.  These statements assume the Company will gross margins of 89% during 2016, of 87% during 2017, of 91% during 2018, of 87% during 2019, and of 89% during 2020.  The Company’s management believes that these projected gross margins are comparable to the historical results achieved by comparable companies in the general purpose reloadable credit card industry.

Operating Expenses.  The Company’s management believes that the projected operating expenses contained in these statements are comparable to actual operating expenses historically incurred by comparable companies in the general purpose reloadable credit card industry.

PART V

9.01

Exhibits

Exhibit 9.01.1	PLKD Articles of Incorporation
Exhibit 9.01.2	PLKD Bylaws
Exhibit 9.01.3	Agreement and Plan of Merger with Next Group Holdings, Inc.
Exhibit 9.01.4	Articles of Merger, of December 15, 2015
Exhibit 9.01.5	Amendment Number 1 to Agreement and Plan of Merger, of December 21, 2015
Exhibit 9.01.6	Articles of Correction, of December 30, 2015
Exhibit 9.01.7	Articles of Correction, of January 5, 2016
Exhibit 9.01.8	Amendment to Agreement between M&M and Sprint Corporation
Exhibit 9.01.9	Agreement between M&M and Ariafone Telekom Ltd.
Exhibit 9.01.10	Agreement between M&M and Broadvox LLC
Exhibit 9.01.11	Agreement between M&M and Locus Telecommunications LLC
Exhibit 9.01.12	Agreement between NxtGn and Vidyo
Exhibit 9.01.13	Agreement between NxtGn and Telarix
Exhibit 9.01.14	Agreement between Next CALA, ITCFL, IHFL, and The Bancorp
Exhibit 9.01.15	Agreement between M&M and IP Network America LLC
Exhibit 9.01.16	Valuation Report on Next Group Holdings, Inc., of August 31, 2015, by Aranca

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2016
NEXT GROUP HOLDINGS, INC.

	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer